SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2015

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c).  Appointment of Principal Accounting Officer.

Louis F. Bowers, previously the Director of Accounting Policy of Jones Lang LaSalle Incorporated (the “Company”), has been elected the Company’s Global Controller, effective August 14, 2015. In that role, Mr. Bowers will be the Company’s principal accounting officer. Mr. Bowers will replace Mark K. Engel, whose resignation was previously announced and will be effective on the same date.

Mr. Bowers, 33, has served as Director of Accounting Policy of the Company since September 2014. Prior to that, Mr. Bowers served in various positions, including Vice President and Controller, at Retail Properties of America, Inc., from June 2011 to September 2014, and served as Manager – Audit, Real Estate at KPMG LLP from September 2005 to June 2011. Mr. Bowers holds a B.S. in Accountancy from the University of Illinois at Urbana-Champaign.

Mr. Bowers has no family relationships with any director, executive officer or person nominated or chosen by the Company to become director or executive officer of the Company. Mr. Bowers is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bowers has not entered into any material plan, contract, arrangement or amendment in connection with his election as Global Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2015	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Secretary

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